Exhibit 3.50

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

C/R GAS STORAGE CANADA ULC
CHANGED ITS NAME TO NISKA GAS STORAGE CANADA ULC ON 2006/04/24.

24/04/2006

BUSINESS CORPORATIONS ACT

Alberta

ARTICLES OF AMENDMENT

1.	Name of Corporation	2. Corporate Access Number

	C/R GAS STORAGE CANADA ULC	2012264103

3.                                                Pursuant to subsection 173(1)(a) of the Business Corporations Act (Alberta), the Articles of the Corporation be amended by changing the name of the Corporation from UR. Gas Storage Canada ULC to NISKA GAS STORAGE CANADA ULC

DATE	SIGNATURE	TITLE

April 20,2006	/s/ [illegible]	Solicitor